UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 21, 2011

MERRILL LYNCH DEPOSITOR, INC.

(on behalf of PPLUS TRUST SERIES JPM-1)

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32263	13-3891329
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Bryant Park 4th Floor-Structured Credit Trading
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 855-6745

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement

Credit Support Annex

As previously reported, on November 29, 2011, Standard & Poor’s (“S&P”) downgraded the rating of Merrill Lynch & Co., Inc (the “Guarantor”) to below an “A-1” rating to “A-2”.  Pursuant to Part 1(j) of the Schedule to the ISDA Master Agreement, dated August 3, 2004, between Merrill Lynch Capital Services, Inc (“MLCS”) and PPLUS Trust Series JPM-1 ( the “Trust”), if S&P downgrades ( the “S&P Downgrade”) the short-term debt rating of the Guarantor to below “A-1” (the “Minimum Rating”), MLCS shall, at its own cost and expense, obtain either (A) a guaranty of the confirmation in form and substance satisfactory to S&P from an entity with a short-term debt rating that is at least the Minimum Rating or (B) the agreement of a replacement counterparty with a short-term debt rating that is at least the Minimum Rating to assume the rights and obligations of MLCS under the rate confirmation.

Pursuant to Part 1(j) of the Schedule to the ISDA Master Agreement, if MLCS is not able to satisfy either of the conditions in (A) or (B) above within 30 days of the date of the S&P Downgrade, MLCS shall (i) immediately post collateral to the Trust in an amount equal to the greatest of (1) the Exposure (as defined in the 1994 ISDA Credit Support Annex (the “CSA”)) of the Trust to MLCS calculated for the confirmation in the manner provided in the CSA), (2) the amount of the next MLCS Payment Amount and (3) one percent of the then current notional amount of the confirmation, and (ii) continue to take actions to satisfy the conditions in (A) or (B) above; provided, however, that prior to executing a CSA in connection with the posting of collateral described in clause (i) above, MLCS will receive written confirmation from S&P that any such action will not result in the withdrawal or downgrading of the rating (or credit estimate) of the trust certificates.

As of the date of this report, MLCS is diligently working to find a suitable replacement counterparty.  In the meantime, on December 21, 2011, MLCS executed the CSA to supplement the ISDA Master Agreement and will post collateral to the Trust in due course and in accordance with the terms defined therein.  On December 20, 2011 MLCS received written confirmation from S&P that the execution of the CSA did not result in the withdrawal or downgrading of the rating (or credit estimate) of the trust certificates.

A copy of the CSA is attached hereto as Exhibit 10.1.  The foregoing description of the CSA is qualified in its entirety by reference to the full text of the CSA.

For information with respect to the underlying securities held by PPLUS Trust Series JPM-1, see The J.P. Morgan Chase & Co.’s (Commission file number 001-05805) periodic reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and other information on file with the Securities and Exchange Commission (the “SEC”). You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of this material for a fee by writing to the SEC’s Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer has filed electronically with the SEC.

Although we have no reason to believe the information concerning the underlying securities or the underlying securities issuer contained in the underlying securities issuer’s Exchange Act reports is not reliable, neither the depositor nor the trustee participated in the preparation of such documents or made any due diligence inquiry with respect to the information provided therein. No investigation with respect to the underlying securities issuer or the swap guarantor including, without limitation, no investigation as to their respective financial condition or creditworthiness) or the underlying securities has been made.  You should obtain and evaluate the same information concerning the underlying securities issuer as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer.  There can be no assurance that events affecting the underlying securities or the underlying securities issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit. No.	Description__________________________________________________

10.1	Credit Support Annex to the ISDA Agreement between Merrill Lynch Capital Services, Inc. and PPLUS Trust Series JPM-1, dated December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERRILL LYNCH DEPOSITOR, INC.

Date: December 21, 2011	By:	/s/ John Marciano
		Name:	John Marciano
		Title:	Vice President

EXHIBIT INDEX

Exhibit. No.	Description__________________________________________________

10.1	Credit Support Annex to the ISDA Agreement between Merrill Lynch Capital Services, Inc. and PPLUS Trust Series JPM-1, dated December 21, 2011